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                                                                   EXHIBIT 10.44


                                   ADDENDUM #2

                                       TO

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                     BETWEEN

                   WAREFORCE.COM, INC., WAREFORCE INCORPORATED

                                       AND

                                   JIM ILLSON

THIS Addendum amends and revises that certain Executive Employment Agreement by and between Wareforce.com, Inc. and Jim Illson executed on July 25, 2000 and effective as of March 16, 2000, as amended, as follows:

Amend Section 3.3.4.5 by deleting the following language "Such options shall vest as follows:

        375,000 shall vest as of February 28, 2001;
        375,000 shall vest as of December 31, 2001;
        375,000 shall vest as of December 31, 2002;
        375,000 shall vest as of March 16, 2003."

And replacing such language with "The vesting schedule for this option grant shall be as proposed by the Compensation Committee of the Company's board of directors and as approved by the Company's board of directors at a time prior to the presentation to the Company's shareholders of such options for a vote for approval. Such schedule shall be substantially similar to that which was outlined in the Amendment No. 1 to this Employment Agreement."

Agreed to this 20th day of December 2001.



WAREFORCE.COM, INC.                         WAREFORCE INCORPORATED



By: /s/ Don Hughes                          By: /s/ Don Hughes
    ----------------------                      ----------------------
Title: Chief Financial                      Title: Chief Financial
       Officer                                     Officer


EMPLOYEE

/s/ Jim Illson
--------------------------
JIM ILLSON